Exhibit 10.1

PURCHASE AND EXCHANGE AGREEMENT

This PURCHASE AND EXCHANGE AGREEMENT (this “Agreement”) is entered into March 21, 2011, by and between St. George Investments, LLC, an Illinois limited liability company (“SGI”), and Helix Wind, Corp., a Nevada corporation (the “Company”).

A. SGI is the holder of certain Convertible Promissory Notes issued by the Company to SGI (the “Original Notes”), each of which Original Notes is listed on Exhibit A attached hereto.

B. The Original Notes are currently in default and collectively have an outstanding balance equal to $1,176,347.27 (the “Original Notes Outstanding Balance”) as of the date hereof. As a result of such defaults, each Original Note is accruing interest at the rate of 15% per annum.

C. Subject to the terms of this Agreement, SGI and the Company desire to exchange the Original Notes for a new Secured Convertible Promissory Note with an original principal balance equal to the Original Notes Outstanding Balance and substantially in the form attached hereto as Exhibit B (the “Note”) in consideration of the termination of the Original Notes and the Cash Purchase Price (as defined below) (the “Purchase and Exchange”).

D. The Note shall be secured by all of the Company’s assets pursuant to a Security Agreement in the form attached hereto as Exhibit C (the “Company Security Agreement”). The Note shall further be guarantied by Helix Wind, Inc., a Nevada corporation and wholly owned subsidiary of the Company (“Helix Wind”), pursuant to a Guaranty in the form attached hereto as Exhibit D (the “Guaranty”), which Guaranty shall be secured by a Security Agreement in the form attached hereto as Exhibit E (the “Subsidiary Security Agreement,” and together with the Company Security Agreement, the “Security Agreements”).

E. As consideration for the Purchase and Exchange, the Company’s agreement to secure the Note with the Company Security Agreement, and the Company’s Agreement to cause Helix Wind to guaranty the Note with the Guaranty, SGI shall pay to the Company the sum of $40,000.00 (which sum shall not be added to the balance of the Note) (the “Cash Purchase Price”), all existing defaults under the Original Notes shall be waived and all covenants thereunder shall be reset according to the terms hereof, and the Note shall have certain terms that are more favorable to the Company than the current terms of the Original Note, including a two-year term and an interest rate of 6% per annum.

F. Pursuant to the terms and conditions hereof and in consideration of the Cash Purchase Price, the Purchase and Exchange and the modifications to the terms of the Note, SGI and the Company agree to exchange the Original Notes for the Note, which Note shall be convertible into common stock (“Common Stock”) of the Company as set forth therein (the “Conversion Shares”).

NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties and covenants herein contained, the parties hereto agree as follows:

1. Issuance of Note. Contemporaneously with the execution and delivery of this Agreement, SGI shall exchange the Original Notes with the Company and shall also deliver to the Company the Cash Purchase Price for the Note. Upon surrender, each Original Note shall be cancelled and the amount owed to SGI in consideration of such exchange and purchase shall hereafter be evidenced by the Note.

2. Closing Date; Deliveries. The closing of the transactions contemplated hereby (the “Closing”) shall take place simultaneously with the execution of this Agreement by the parties (or such other date as is mutually agreed to by the Company and SGI, the “Closing Date”). On the Closing Date, prior to or contemporaneously with the execution and delivery of this Agreement:

(a) SGI shall deliver the Original Notes to the Company for cancellation along with the Cash Purchase Price in immediately available funds; and

(b) the Company shall issue the Note, fully executed, to SGI, deliver to SGI an executed copy of the Company Security Agreement, cause Helix Wind to deliver to SGI an executed copy of the Guaranty and the Subsidiary Security Agreement, and cause Kevin Claudio to execute and deliver the Officer’s Certificate (as defined below).

3. SGI’s Representations and Warranties. SGI represents and warrants to the Company that:

(a) Investment Purpose. SGI is acquiring the Note and the underlying Conversion Shares (collectively, the “Securities”) for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the Securities Act of 1933, as amended (the “Securities Act”); provided, however, that by making the representations herein, SGI reserves the right to dispose of the Securities at any time in accordance with or pursuant to an effective registration statement covering such Securities or an available exemption under the Securities Act.

(b) Accredited Investor Status. SGI is an “Accredited Investor” as that term is defined in Rule 501(a)(3) of Regulation D of the Securities Act.

(c) Transfer or Resale. SGI understands that: (i) the Securities have not been and are not being registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) SGI shall have delivered to the Company an opinion of counsel, in a generally acceptable form, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration requirements, or (C) SGI provides the Company with reasonable assurances that such Securities can be sold, assigned or transferred pursuant to Rule 144 in each case following the applicable holding period set forth therein (which assurance may be provided in the form of an opinion letter to be drafted by the Company’s counsel); (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the Person (defined below) through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the United States Securities and Exchange Commission (the “SEC”) thereunder; and (iii) neither the Company nor any other Person is under any obligation to register the Securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

(d) Legends. SGI agrees to the imprinting, so long as is required by this Section 3(d), of a restrictive legend in substantially the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED SOLELY FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TOWARD RESALE AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR APPLICABLE STATE SECURITIES LAWS.

Certificates evidencing the Conversion Shares shall not contain any legend (including the legend set forth above), (i) while a registration statement covering the resale of such security is effective under the Securities Act, (ii) following any sale of such security pursuant to Rule 144, (iii) if such Conversion Shares are eligible for sale without any restrictions under Rule 144, or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the SEC). SGI agrees that the removal of the restrictive legend from certificates representing Securities as set forth in this Section 3(d) is predicated upon the Company’s reliance that SGI will sell any Securities pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if Securities are sold pursuant to a registration statement, they will be sold in compliance with the plan of distribution set forth therein.

(e) Authorization, Enforcement. This Agreement has been duly and validly authorized, executed and delivered on behalf of SGI and is a valid and binding agreement of SGI enforceable in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(f) Brokers. There are no brokerage commissions, finder’s fees or similar fees or commissions payable by SGI in connection with the transactions contemplated hereby based on any agreement, arrangement or understanding with SGI or any action taken by SGI.

4.   Representations and Warranties of the Company. The Company hereby makes the representations and warranties set forth below to SGI (in addition to those set forth elsewhere herein):

(a) Subsidiaries. The Company owns, directly or indirectly, all of the capital stock or other equity interests of each subsidiary, including without limitation Helix Wind, free and clear of any liens, and all the issued and outstanding shares of capital stock of each subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.

(b) Organization and Qualification. The Company and its subsidiaries, including Helix Wind, are corporations duly organized and validly existing in good standing under the laws of the jurisdiction in which they are incorporated, and have the requisite corporate power to own their properties and to carry on their business as now being conducted. Each of the Company and its subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have or reasonably be expected to result in (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document (defined below), (ii) a material adverse effect on the results of operations, assets, business or condition (financial or otherwise) of the Company and the subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”) and no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(c) Authorization, Enforcement, Compliance with Other Instruments. (i) The Company and Helix Wind, as applicable, each have the requisite corporate power and authority to enter into and perform its respective obligations under this Agreement, the Note, the Guaranty, the Security Agreements, and each of the other agreements entered into by the parties hereto in connection with the transactions contemplated by this Agreement (collectively the “Transaction Documents”) and to issue the Securities in accordance with the terms hereof, (ii) the execution and delivery of the Transaction Documents by the Company and Helix Wind, as applicable, and the consummation by it of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Securities and the reservation for issuance and the issuance of the Conversion Shares, have been duly authorized by the Company’s and Helix Wind’s Boards of Directors and no further consent or authorization is required by the Company, Helix Wind, their Boards of Directors or their stockholders, (iii) the Transaction Documents have been duly executed and delivered by the Company and Helix Wind, as applicable, (iv) the Transaction Documents constitute the valid and binding obligations of the Company and Helix Wind, as applicable, enforceable against the Company and Helix Wind, as applicable, in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies, and (v) the Company’s and Helix Wind’s signatory has full corporate or other requisite authority to execute the Transaction Documents and to bind the Company and Helix Wind, as applicable.

(d) Issuance of Securities. The issuance of the Note is duly authorized and the Note is free and clear of all taxes, liens, claims, pledges, mortgages, restrictions, obligations, security interests and encumbrances of any kind, nature and description. Upon conversion in accordance with the terms of the Note, the Conversion Shares, when issued, will be validly issued, fully paid and non-assessable, free from all taxes, liens, claims, pledges, mortgages, restrictions, obligations, security interests and encumbrances of any kind, nature and description. The Company has authorized and reserved from its duly authorized capital stock the appropriate number of shares of Common Stock for issuance upon conversion of the Note as set forth in this Agreement.

(e) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and Helix Wind, as applicable, and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Securities and reservation for issuance and issuance of the Conversion Shares) will not (i) result in a violation of any certificate of incorporation, certificate of formation, any certificate of designations or other constituent documents of the Company or any of its subsidiaries, any capital stock of the Company or any of its subsidiaries or bylaws of the Company or any of its subsidiaries or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) in any respect under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including foreign, federal and state securities laws and regulations and the rules and regulations of the National Association of Securities Dealers Inc.’s OTC Bulletin Board) applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect. The business of the Company and its subsidiaries is not being conducted, and shall not be conducted in violation of any material law, ordinance or regulation of any governmental entity. Except as specifically contemplated by this Agreement and as required under the Securities Act and any applicable state securities laws, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under or contemplated by this Agreement in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof. The Company and its subsidiaries are unaware of any facts or circumstance, which might give rise to any of the foregoing.

(f) SEC Documents: Financial Statements. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (all of the foregoing filed prior to the date hereof or amended after the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein, being hereinafter referred to as the “SEC Documents”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Document prior to the expiration of any such extension. The Company has delivered to SGI or its representative, or made available through the SEC’s website at http://www.sec.gov, true and complete copies of the SEC Documents. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). No other information provided by or on behalf of the Company to SGI which is not included in the SEC Documents, including, without limitation, information referred to in Section 4(i) of this Agreement, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstance under which they are or were made and not misleading.

(g) Absence of Litigation. Except as disclosed in the Company’s SEC Documents, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending against or affecting the Company, the Common Stock or any of the Company’s subsidiaries, wherein an unfavorable decision, ruling or finding would have a Material Adverse Effect.

(h) No Integrated Offering. Neither the Company, nor any of its affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the Securities under the Securities Act or cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of the Securities Act.

(i) Listing and Maintenance Requirements. The Company’s Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Company has taken no action designed to terminate, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the SEC is contemplating terminating such registration. The Company has not, in the twelve (12) months preceding the date hereof, received notice from any Primary Market (defined below) on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Primary Market. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements.

(j) Dilutive Effect. The Company understands and acknowledges that the number of Conversion Shares issuable upon conversion of the Note will increase in certain circumstances. The Company further acknowledges that its obligation to issue Conversion Shares upon conversion of the Note in accordance with its terms and this Agreement is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company.

(k) Brokers. Except as set forth on Schedule 4(k) hereto, there are no brokerage commissions, finder’s fees or similar fees or commissions payable by the Company in connection with the transactions contemplated hereby based on any agreement, arrangement or understanding with the Company or any action taken by the Company.

(l) Authorization and Issuance.  The Original Note was authorized by all necessary company action and validly issued and executed, and the signatory thereto had full corporate or other requisite authority to execute each Original Note and to bind the Company.

(m) No Amendments. No Original Note has been amended, modified, or altered since its date of issuance, and no additional notes have been issued in place of any of the Original Notes.

(n) Title to Assets. As set forth more fully in the Officer’s Certificate attached hereto as Exhibit F (the “Officer’s Certificate”), the Company and Helix Wind, collectively, have good and marketable title to all assets, free and clear of any and all encumbrances, which, taken together, constitute all assets necessary for the operation of the Company’s business, are adequate and sufficient for the operation of the Company and its business, as a whole, as it is being currently conducted and the Company reasonably believes will be adequate and sufficient for operating its business, and the business, as a whole, after the Closing. The foregoing assets include all patents, patent rights, trademarks, trademark rights and all other intellectual property integral to the operation of the Company’s business as it is currently being conducted.

(o) Corporate Documents. The Articles of Incorporation of the Company dated January 10, 2006 in the name of Terrapin Enterprises, Inc. and Bylaws of the Company in the name of Terrapin Enterprises, Inc. provided to SGI and as have been have been filed with the State of Nevada and the SEC are true and correct and represent the current Articles of Incorporation and Bylaws of the Company. No modifications, alterations or changes have been made to such documents which the Company has not disclosed to SGI.

(p) Recitals.  All of the information, facts and representations set forth in the Recitals section of this Agreement are in all respects true and accurate as of the date hereof and are incorporated as representations and warranties of the Company as if set forth in this Section 4.

(q) Patriot Act.   Neither the Company nor, to the Company’s knowledge, any Person who owns a direct or indirect interest in the Company (collectively, a “Company Party”) is a Person with whom a United States citizen, entity organized under the laws of the United States or its territories or entity having its principal place of business within the United States or any of its territories (collectively, a “U.S. Person”), including a United States Financial Institution as defined in 31 U.S.C. 5312, as periodically amended (“Financial Institution”), is prohibited from transacting business of the type contemplated by this Agreement, whether such prohibition arises under United States law, regulation, executive orders and lists published by the Office of Foreign Assets Control, Department of the Treasury (“OFAC”) (including those executive orders and lists published by OFAC with respect to Persons that have been designated by executive order or by the sanction regulations of OFAC as Persons with whom U.S. Persons may not transact business or must limit their interactions to types approved by OFAC) or otherwise.  Neither the Company nor, to the Company’s knowledge, any Company Party, nor any Person providing funds to the Company in connection with the transaction contemplated hereby (i) is under investigation by any governmental authority for, or has been charged with, or convicted of, money laundering, drug trafficking, terrorist related activities, any crimes which in the United States would be predicate crimes to money laundering or any violation of any Anti-Money Laundering Laws (as defined below), (ii) has been assessed civil or criminal penalties under any Anti-Money Laundering Laws, or (iii) has had any of its funds seized or forfeited in any action under any Anti-Money Laundering Laws.  For purposes of this subsection, the term “Anti-Money Laundering Laws” shall mean laws, regulations and sanctions, state and federal, criminal and civil, that (1) limit the use of and/or seek the forfeiture of proceeds from illegal transactions, (2) limit commercial transactions with designated countries or individuals believed to be terrorists, narcotics dealers or otherwise engaged in activities contrary to the interests of the United States, (3) require identification and documentation of the parties with whom a Financial Institution conducts business, or (4) are designed to disrupt the flow of funds to terrorist organizations. “Person” means any individual, firm, corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, limited liability company, governmental authority or agency, or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

5. Covenants.

(a) Reporting Status. With a view to making available to SGI or its assignees the benefits of Rule 144 or any similar rule or regulation of the SEC that may at any time permit SGI or its assignees to sell securities of the Company to the public without registration, and as a material inducement to SGI’s purchase of the Securities, the Company represents, warrants and covenants to the following:

(i)  The Company’s Common Stock is registered under Section 12(g) of the Exchange Act.

(ii) The Company is not and for at least the last 12 months prior to the date hereof has not been a “shell company,” as defined in paragraph (i)(1)(i) of Rule 144 or Rule 12(b)(2) of the Exchange Act.

(iii) The Company is subject to the reporting requirements of section 13 or 15(d) of the Exchange Act and has filed all required reports under section 13 or 15(d) of the Exchange Act during the 12 months prior to the date hereof (or for such shorter period that the issuer was required to file such reports), other than Form 8-K reports.

(iv) From the date hereof until six (6) months after the date that all the Securities either have been sold by SGI, or may permanently be sold by SGI without any restrictions pursuant to Rule 144 (the “Registration Period”), the Company shall file with the SEC in a timely manner all required reports under section 13 or 15(d) of the Exchange Act and such reports shall conform to the requirement of the Exchange Act and the SEC for filing thereunder.

(v) The Company shall furnish to SGI so long as SGI owns Securities, promptly upon request, (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested to permit SGI to sell such securities pursuant to Rule 144 without registration.

(b) Issuer Status. During the Registration Period the Company shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would otherwise permit such termination.

(c) Reservation of Shares. Within 45 days of the date hereof, the Company shall reserve for issuance to SGI the number of shares of its Common Stock that shall be necessary to effect the full conversion of the Note multiplied by 1.5, for issuance upon conversions of the Note, any other convertible promissory note held by SGI, or any future convertible promissory note issued to or acquired by SGI (the “Share Reserve”). Additionally, the Company covenants that within 45 days of the date hereof it shall have increased its authorized shares to not less than 5,000,000,000 shares of Common Stock. Upon such increase in authorized shares, the Company represents that it shall have sufficient authorized and unissued shares of Common Stock available to create the Share Reserve after considering all other commitments that may require the issuance of Common Stock. The Company shall take all action reasonably necessary to at all times have authorized, and reserved for the purpose of issuance, such number of shares of Common Stock as shall be necessary to effect the full conversion of the Note or any future convertible promissory note in favor of SGI. If at any time the Share Reserve is insufficient to effect the full conversion of the Note, the Company shall increase the Share Reserve accordingly. If the Company does not have sufficient authorized and unissued shares of Common Stock available to increase the Share Reserve, the Company shall call and hold a special meeting of the shareholders within thirty (30) days of such occurrence, for the sole purpose of increasing the number of shares authorized. The Company’s management shall recommend to the shareholders to vote in favor of increasing the number of shares of Common Stock authorized. Management shall also vote all of its shares in favor of increasing the number of authorized shares of Common Stock.

(d) Listings or Quotation. The Company’s Common Stock shall be listed or quoted for trading on any of (a) NYSE Amex, (b) the New York Stock Exchange, (c) the Nasdaq Global Market, (d) the Nasdaq Capital Market, or (e) the OTCQX or OTCQB Bulletin Board (each, a “Primary Market”). The Company shall promptly secure the listing of all of the Securities upon each national securities exchange and automated quotation system, if any, upon which the Common Stock is then listed (subject to official notice of issuance) and shall maintain such listing of all Securities from time to time issuable under the terms of the Transaction Documents.

(e) Filings. During the Registration Period, the Company shall  timely make all filings required to be made by it under the Securities Act, the Exchange Act, Rule 144 or any United States state securities laws and regulations thereof applicable to the Company or by the rules and regulations of the Primary Market, and such reports shall conform to the requirement of the applicable laws, regulations and government agencies, and, unless such filing is publicly available on the SEC’s EDGAR system (via the SEC’s web site at no additional charge), the Company shall provide, upon written request, a copy thereof to the Buyer promptly after such filing.

(f) Corporate Existence. So long as any obligations remain outstanding under the Note, the Company shall not directly or indirectly, consummate any merger, reorganization, restructuring, reverse stock split consolidation, sale of all or substantially all of the Company’s assets or any similar transaction or related transactions, or cause Helix Wind to undertake any such transaction (each such transaction, an “Organizational Change”) unless, prior to the consummation of an Organizational Change, the Company obtains the written consent of SGI. In any such case, the Company will make appropriate provision with respect to SGI’s rights and interests to insure that the provisions of this Section 5(e) will thereafter be applicable to the Note.

(g) Acknowledgement of Obligations. The Company hereby acknowledges, confirms and agrees that the obligations of the Company to SGI under the Original Notes, and immediately after the exchange of the Original Notes for the Note as contemplated hereunder, under the Note, are unconditionally owing by the Company to SGI without offset, defense or counterclaim of any kind, nature or description whatsoever.

(h) Binding Effect of Documents. The Company hereby acknowledges, confirms and agrees that: (a) each of the documents and agreements entered into in connection with the Original Notes and the Note to which it is a party has been duly executed and delivered to SGI by the Company, and each is in full force and effect as of the date hereof, (b) the agreements and obligations of the Company contained in such documents and in this Agreement constitute the legal, valid and binding obligations of the Company, enforceable against each in accordance with their respective terms, and the Company has no valid defense to the enforcement of such obligations, and (c) SGI is and shall be entitled to the rights, remedies and benefits provided for in such documents and applicable law, without setoff, defense or counterclaim of any kind, nature or descriptions whatsoever.

(i)  Use of Proceeds. The Company will use the net proceeds received hereunder solely for the payment of direct third party expenses associated with preparing for and holding a stockholders’ meeting for the purpose of increasing the number of authorized shares of Common Stock as required by Section 5(c) above.

(j)  DWAC Eligibility. The Company shall take all action necessary to achieve DWAC eligibility no later than the date that is 90 days from the Closing Date.  Thereafter, for so long as any portion of any of the Note remains outstanding, the Company shall use best efforts to maintain such DWAC eligibility.

(k)  Ratification of Prior Debt. The Company hereby ratifies the validity of all prior indebtedness of the Company held by SGI and/or its affiliates and affirms that such debt (other than the Original Notes) shall continue to be a valid and outstanding obligation of the Company after the Closing Date.

(l)   Partition of the Note. Upon a request by SGI, the Company shall fully cooperate with SGI to partition the Note, including issuing new secured convertible promissory notes to any assignee, purchaser or transferee of the Note from SGI as may be reasonably requested by SGI.

(m)  Prior Financing Transaction. The Company acknowledges that as a result of the defaults under the Original Notes described in the Recitals to this Agreement, SGI has no obligation to loan to the Company additional funds under that certain Note Purchase Agreement between the Company and SGI dated January 18, 2011 (the “Prior Purchase Agreement”). Notwithstanding the foregoing, SGI may, in its sole discretion, continue to loan funds to the Company under the terms of the Prior Purchase Agreement but shall have no obligation to do so.

(n)  Certain Negative Covenants of the Company. From and after the date hereof and until all of the Company’s obligations hereunder and the Note are paid and performed in full, the Company shall not:

(i)  Incur any new indebtedness for borrowed money without the prior written consent of SGI; provided, however, the Company may incur obligations under trade payables in the ordinary course of business consistent with past practice without the consent of SGI.

(ii) Grant or permit any security interest (or other lien or other encumbrance) in or on any of its assets except as incurred in the ordinary course of business.

(iii) Enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any affiliate of the Company, or amend or modify any agreement related to any of the foregoing, except on terms that are no less favorable, in any material respect, than those obtainable from any person or entity who is not an affiliate of the Company.

(iv) Enter into any financing transaction (including issuing promissory notes or selling equity, warrants, convertible notes or other instruments convertible into or exchangeable for Common Stock, equity or equity-like instruments to any person or entity) without giving SGI at least ten (10) days notice of such prospective financing transaction (the “Transaction Notice”) and the pre-emptive right to provide such financing on substantially the same terms upon notice thereof to the Company within five (5) days of receiving the Transaction Notice.

(v) Settle any debt for Common Stock with any other party in a transaction which may rely on, be based upon or structured in accordance with Sections 3(a)(9) or 3(a)(10) of the Securities Act.

(vi) Arrange or facilitate the sale or exchange of any existing securities of the Company, including without limitation warrants, options, convertible debt instruments, or other securities convertible into or exchangeable for shares of Common Stock or other equity of the Company (“Existing Securities”), held by any party other than SGI. The Company further covenants not to enter into any debt settlement agreement or similar agreement or arrangement with any party other than SGI to settle or exchange Existing Securities for share of Common Stock or other equity of the Company.

(vii) Assign, or cause or permit Helix Wind to assign, any material asset of the Company or of Helix Wind, as applicable, to any third party without SGI’s prior written consent.

(viii) Sell, assign, transfer or convey to any other entity all or any portion of the outstanding equity of Helix Wind without SGI’s prior written consent.

6. Miscellaneous.

(a) Governing Law; Venue. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Utah without regard to the principles of conflict of laws. Each party hereto submits to the jurisdiction of any state or federal court sitting in Salt Lake County, Utah in any proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the proceeding may be heard and determined in any such court and hereby expressly submits to the personal jurisdiction and venue of such court for the purposes hereof and expressly waives any claim of improper venue and any claim that such courts are an inconvenient forum.  Each party hereto hereby irrevocably consents to the service of process of any of the aforementioned courts in any such proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to its address as set forth herein, such service to become effective ten (10) days after such mailing.

(b) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The parties hereto confirm that any telecopy copy of another party’s executed counterpart of this Agreement (or its signature page thereof) will be deemed to be an executed original thereof.

(c) Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(d) Severability. If any part of this Agreement is construed to be in violation of any law, such part shall be modified to achieve the objective of the parties to the fullest extent permitted and the balance of this Agreement shall remain in full force and effect.

(e) Entire Agreement, Amendments. This Agreement, together with the other Transaction Documents, supersedes all other prior oral or written agreements between SGI, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor SGI makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the party to be charged with enforcement.

(f) Notices. Any notices, consents, waivers, or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered (i) upon receipt, when delivered personally; (ii) upon confirmation of receipt, when sent by facsimile; (iii) three (3) days after being sent by U.S. certified mail, return receipt requested, or (iv) one (1) day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses for such communications shall be:

If to the Company, to:	Helix Wind, Corp.
Attn: Kevin Claudio
13125 Danielson Street
San Diego, California 92064

If to SGI, to:	St. George Investments, LLC
Attn: John M. Fife
303 East Wacker Drive, Suite 1200
Chicago, Illinois 60601

With a copy, which shall not constitute notice, to:

Carman Lehnhof Israelsen LLP
Attn: Jonathan K. Hansen
4626 North 300 West, Suite 160
Provo, Utah 84604

Each party shall provide five (5) days’ prior written notice to the other party of any change in address or facsimile number.

(g) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. This Agreement or any of the severable rights and obligations inuring to the benefit of or to be performed by SGI hereunder may be assigned by SGI to a third party, including its financing sources, in whole or in part.

(h) No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any.

(i) Attorneys’ Fees.  If any action at law or in equity is brought by a party to enforce or interpret the terms of this Agreement, the Prevailing Party (as defined hereafter) shall be entitled to reasonable attorneys’ fees, costs and disbursements, in addition to any other relief to which such party may be entitled.  “Prevailing Party” shall mean the party in any litigation or enforcement action that prevails in the highest number of final rulings, counts or judgments adjudicated by a court of competent jurisdiction.

(j) Further Assurances. Each party shall do and perform or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(k) Ownership Limitation. If at any time after the Closing, SGI shall or would receive shares of the Company’s Common Stock in payment of interest or principal under the Note or upon conversion of the Note, so that SGI would, together with other shares of Common Stock held by it or its affiliates, own or beneficially own by virtue of such action or receipt of additional shares of Common Stock a number of shares exceeding 9.99% of the number of shares of the Company’s Common Stock outstanding on such date (the “9.99% Cap”), the Company shall not be obligated and shall not issue to SGI shares of its Common Stock which would exceed the 9.99% Cap, but only until such time as the 9.99% Cap would no longer be exceeded by any such receipt of shares of Common Stock by SGI.  The foregoing limitations are enforceable, unconditional and non-waivable.

(l) Specific Performance. The Company and SGI acknowledge and agree that irreparable damage would occur in the event that any provision of this Agreement or any of the other Transaction Documents were not performed in accordance with its specific terms or were otherwise breached.  It is accordingly agreed that the parties (including any subsequent holder of the Note) shall be entitled to an injunction or injunctions, without (except as specified below) the necessity to post a bond, to prevent or cure breaches of the provisions of this Agreement or such other Transaction Document and to enforce specifically the terms and provisions hereof or thereof, this being in addition to any other remedy to which any of them may be entitled by law or equity; provided, however that the Company, upon receipt of a notice of conversion of the Note, may not fail or refuse to deliver the stock certificates and the related legal opinions, if any, or if there is a claim for a breach by the Company of any other provision of this Agreement or any of the other Transaction Documents, the Company shall not raise as a legal defense, any claim that SGI or anyone associated or affiliated with SGI or its assigns has violated any provision hereof or any other Transaction Document or has engaged in any violation of law or any other claim or defense, unless the Company has first posted a bond for one hundred fifty percent (150%) of the principal amount and, if relevant, then obtained a court order specifically directing it not to deliver such stock certificates to SGI. The proceeds of such bond shall be payable to SGI or any other holder of the Note to the extent that SGI or such other holder obtains judgment or its defense is recognized.  Such bond shall remain in effect until the completion of the relevant proceeding and, if SGI or the applicable holder appeals therefrom, until all such appeals are exhausted. This provision is deemed incorporated by reference into each of the Transaction Documents as if set forth therein in full.

[Remainder of page intentionally left blank; signature page to follow]

IN WITNESS WHEREOF, the undersigned have executed, or have caused to be executed, this Agreement on the date first written above.

Exhibit

Exhibit A – Original Notes
Exhibit B – Note
Exhibit C – Company Security Agreement
Exhibit D – Guaranty
Exhibit E – Subsidiary Security Agreement
Exhibit F – Officer’s Certificate

SGI:

ST. GEORGE INVESTMENTS, LLC

By: Fife Trading, Inc., Manager

By:	/s/ John M. Fife
John M. Fife, President

THE COMPANY:

HELIX WIND, CORP.

By:	/s/ James Tilton
Name: James Tilton
Title: Chief Operating Officer

ACKNOWLEDGED, ACCEPTED AND AGREED:

HELIX WIND, INC.

By: _____________________
Name:___________________
Title:____________________

[Signature page to Purchase and exchange Agreement]

SCHEDULE 4(K)

EXHIBIT A

ORIGINAL NOTES

Date of Original Note	Original Principal Balance	Current Outstanding Balance
May 1, 2010	$130,000.00	$294,086.82
June 1, 2010	$130,000.00	$294,086.82
July 1, 2010	$130,000.00	$294,086.82
August 1, 2010	$130,000.00	$294,086.82

EXHIBIT B

NOTE

EXHIBIT C

COMPANY SECURITY AGREEMENT

EXHIBIT D

GUARANTY

EXHIBIT E

SUBSIDIARY SECURITY AGREEMENT

 EXHIBIT F

OFFICER’S CERTIFICATE